     KPMG LLP
811 Main Street
Houston, TX 77002

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-273173 and 333-285519) on Form S-8 and in the registration statement (No. 333-290836) on Form S-3 of our report dated March 31, 2026, with respect to the consolidated financial statements of enCore Energy Corp.

/s/ KPMG LLP
Houston, Texas
March 31, 2026